Insider Trading Policy Rev: 4 Date: 19/11/2024 Doc ID: ORG 0020 Page: 1 Doc Type: Policies Doc Owner: Chief Financial Officer ©Copyright Golar Management AS. All rights reserved. INSIDER TRADING POLICY 1 Purpose Golar LNG Limited (“the Company”) has adopted this Insider Trading Policy (this “Policy”) to help its directors, officers, employees, and consultants comply with applicable securities laws and avoid the perception of insider trading. 2 Scope • This Policy applies to directors, officers, employees, and consultants who may receive or be aware of information that is Material and Non-Public regarding the Company and its Business Partners, as well as their family members and others in their households (referred to in this Policy as “Insiders”). This Policy also applies to any person who receives Material, Non-Public information from an Insider. • Except as specifically excluded below, this Policy applies to any and all transactions in the Company’s Shares and other publicly traded securities, or transactions in the securities of customers, joint-venture or strategic partners and suppliers of the Company. 3 Trading Prohibition 3.1 Generally prohibited activities a. Trading in Company Securities: i. No Insider may buy, sell, or otherwise trade in Company Securities while aware of Material, Non-Public information about the Company. ii. No Insider may buy, sell, or otherwise trade in Company securities during a Blackout Period (refer section 3.2 below). iii. No Insider may engage in transactions which are speculative in nature and therefore create the appearance of being based on Material, Non-Public information. Such transactions include (1) short sales of Company securities; (2) puts, calls or other derivative transactions; and (3) hedging transactions including forward sale or purchase contracts equity swaps, collars or exchange funds. b. Tipping and Giving Trading Advice: i. No Insider shall disclose or tip Material, Non-Public information to any other person where the Material, Non-Public information may be used by that person to their profit by trading in Company Securities, nor shall the Insider make recommendations or express opinions regarding trading in Company Securities based on Material, Non- Public information.

Insider Trading Policy Rev: 4 Date: 19/11/2024 Doc ID: ORG 0020 Page: 2 Doc Type: Policies Doc Owner: Chief Financial Officer ©Copyright Golar Management AS. All rights reserved. ii. Insiders are not authorized to recommend the purchase or sale of Company Securities, or give trading advice of any kind about the Company, to any other person whether or not such Insider is aware of Material, Non-Public information. c. Trading in Securities of Business Partners: i. All insiders should treat Material, Non-Public information about business partners (customers, joint venture or strategic partners, vendors or suppliers of the Company) with the same care required with respect to Material, Non-Public information related directly to the Company. ii. No Insider may, while in possession of Material, Non-Public information about any other public company gained in the course of employment with the Company, (a) trade in the securities of the other public company, (b) “tip” or disclose such material nonpublic information concerning that company to anyone, or (c) give trading advice of any kind to anyone concerning the other public company. 3.2 Blackout Period The Company establishes Blackout Periods, during which Insiders are prohibited from trading in Company Securities, during periods where Insiders will often be aware of Material, Non-Public Information. These Blackout Periods are designed to protect Insiders from the appearance of improper insider trading and support them in complying with applicable federal and state security laws. Even outside of a Blackout Period, any Insider aware of Material, Non-Public Information should not engage in a transaction in Company Securities until the information becomes public or is no longer Material. Trading in Company Securities outside of a Blackout Period should not be considered a “safe harbor,” and all Insiders should use good judgment at all times. a. Quarter-End Blackout Period: During preparation of our financial results for each fiscal quarter, Insiders will often be aware of Material, Non-Public information about the expected financial results of the Company. Therefore, a Blackout Period starts from the close of the market on the fifth day following the end of each fiscal quarter and ends one full Trading Day after the Company’s public disclosure of the financial results for that fiscal quarter. b. Other Blackout Periods: From time to time, the Company may announce other Blackout Periods because of developments known to the Company but not yet disclosed to the Public. In these instances, the Blackout Period will end once the information has been known publicly for at least one full Trading Day. During such periods, Insiders should not disclose to others that a Blackout Period or trading suspension is in place.

Insider Trading Policy Rev: 4 Date: 19/11/2024 Doc ID: ORG 0020 Page: 3 Doc Type: Policies Doc Owner: Chief Financial Officer ©Copyright Golar Management AS. All rights reserved. 3.3 Additional Restrictions Applicable to the Window Group The Company has determined that certain Insiders (the “Window Group”) must not trade in Securities, even during a Trading Window, without first complying with the Company’s “pre-clearance” process, as set out in Section 5 below. The Window Group consists of the members of the Board, all individuals members of Senior Management and other Key Employees identified by the Clearing Responsible. 3.4 Exceptions This Policy does not apply in the case of the following transactions, except as specifically noted: a. Option Exercises. This Policy does not apply to the exercise of an employee option acquired pursuant to an equity incentive plan of the Company or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold Securities subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any sale of Securities as part of a broker-assisted cashless exercise of an option, or any other market sale to generate the cash needed to pay the exercise price of an option. b. Restricted Unit Awards. This Policy does not apply to the vesting of restricted units or the exercise of a tax withholding right where the Insider elects to have the Company withhold Securities to satisfy tax withholding requirements upon the vesting of any restricted units. The Policy does apply, however, to any market sale of restricted units. c. Bona Fide Gifts. Bona fide gifts are not transactions subject to this Policy, unless the person making the gift has reason to believe that the recipient intends to sell Securities while the Insider is aware of Material, Non-Public information, or the person making the gift is in the Window Group and the sales by the recipient of Securities occur during a Blackout Period. d. Mutual Funds. Transactions in mutual funds that are invested in Securities are not transactions subject to this Policy. e. Rule 10b5-1 Plans. This Policy does not apply to transactions effected pursuant to a 10b5-1 plan (i) approved in writing in advance by the CEO of Golar Management and (ii) entered into at a time when the person executing the 10b5-1 plan is not in possession of Material Non- Public Information concerning the Company or Business Partners. 4 Determining whether information is material and non-public 4.1 Definition of “Material” Information It is not possible to define all categories of material information. However, in general, information should be regarded as “Material” if there is a substantial likelihood that a reasonable investor would consider the information significant when making an investment decision to buy, hold or sell Securities. Information that is likely to affect the price of an entity’s securities is almost always Material. It is also important to remember that either positive or negative information may be Material. It is important to remember that if securities transactions become the subject of scrutiny, they will be viewed after-the-fact and with the benefit of hindsight, including whether the Company’s stock price changed once

Insider Trading Policy Rev: 4 Date: 19/11/2024 Doc ID: ORG 0020 Page: 4 Doc Type: Policies Doc Owner: Chief Financial Officer ©Copyright Golar Management AS. All rights reserved. the information became public. Therefore, before engaging in any securities transaction, you should consider carefully how the Securities and Exchange Commission (the “SEC”) and others might view your transaction in hindsight and with all of the facts disclosed. Whilst if may be difficult under this standard to determine every type of information which could be deemed “material”, common examples of Material information include: • Financial performance, including unpublished financial results (annual, quarterly or otherwise), unpublished projections of future earnings or losses or significant changes in liquidity; • News of a significant merger, joint venture, acquisition (including the acquisition of a vessel) or a sale of significant assets; • News of commercial developments, including entry into a new charter, final investment decision on a new project or the gain or loss of a substantial customer; • News of a major operational incident including vessel causality, collision or grounding; • Significant changes in Senior Management • A significant cybersecurity incident or any other significant disruption in the operations of the Company; or loss, potential loss, breach, or unauthorized access of the property or assets of the Company, whether at its facilities or through its information technology infrastructure; • New equity or debt offerings; • Significant developments in litigation or regulatory proceedings; • An imminent change in the credit rating of the Company or any of its subsidiaries. 4.2 Definition of “Non-Public” Information Information is “non-public” if it has not been previously disclosed to the general public and is otherwise not generally available to the investing public. “Public information” is information widely disseminated in a manner to make it generally available to the investing public, and the investing public must have had time to absorb the information fully. Generally, one should allow one full Trading Day following publication as a reasonable waiting period before information is deemed to be public. 5 Pre-clearance procedure for members of the “window group” 5.1 Request for Clearance No member of the Window Group may enter into any trade in Company Securities without obtaining clearance from the Clearing Responsible. Request for clearance shall be made in writing to the Clearing Responsible, in the form added as appendix. The member of the Window Group is required to certify to the Clearing Responsible that they have properly investigated whether there exists Material, Non-Public information regarding the Company prior to requesting clearance. If the member of the Window Group is at all uncertain as to whether any information they have is

Insider Trading Policy Rev: 4 Date: 19/11/2024 Doc ID: ORG 0020 Page: 5 Doc Type: Policies Doc Owner: Chief Financial Officer ©Copyright Golar Management AS. All rights reserved. Material, Non-Public information they must disclose this to the Clearing Responsible at the time of requesting clearance. 5.2 The Clearing Responsible The Company has designated the Chief Financial Officer (“CFO”) as Clearing Responsible for the Window Group. Clearing Responsible for the CFO is the Chief Executive Officer (“CEO”). 5.3 Procedure for Clearance Before answering a request for clearance, the Clearing Responsible shall properly investigate whether clearance can be granted. This investigation must be conducted without undue delay. If the Clearing Responsible finds that there exists Material, Non-Public information, the request for clearance will be denied. If no Material, Non-Public information exists it shall be approved. The request for clearance must be responded to in writing by the Clearing Responsible without undue delay in the form added as appendix. No reason shall be given if a request for clearance is denied. The clearance of a proposed trade by the Clearing Responsible does not constitute legal advice or otherwise acknowledge that a member of the Window Group does not possesses Material, Non-Public information. Insiders must ultimately make their own judgments regarding, and are personally responsible for determining, whether they are in possession of Material, Non-Public information. 5.4 Hardship Trades The guidelines specified in this Section 5 may be waived, at the discretion of the Clearing Responsible, if compliance would create severe hardship or prevent an Insider from complying with a court order, as in the case of a divorce settlement. Any exception approved by the Clearing Responsible must be reported immediately to the Audit Committee of the Board. 5.5 Effect of Clearance Subscription, purchase, sale, or exchange of Securities is only considered cleared if a binding agreement is concluded within 7 days of the clearance date. If a binding agreement is not concluded within this period, a new clearance is required. 6 Penalties for Insider Trading under U.S. Law Penalties for insider trading are severe both for the individuals involved as well as for their employers. A person can be subject to some or all the penalties listed below, even if they do not personally benefit from the violation. Penalties may include, without limitation, the following: For individuals who trade on Material, Non-Public information (or tip information to others): • A civil penalty of up to three times the profit gained, or loss avoided resulting from the violation; • A criminal fine of up to $5.0 million (no matter how small the profit); and/or • A jail term of up to 20 years.

Insider Trading Policy Rev: 4 Date: 19/11/2024 Doc ID: ORG 0020 Page: 6 Doc Type: Policies Doc Owner: Chief Financial Officer ©Copyright Golar Management AS. All rights reserved. For a company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading: • A civil penalty of up to the greater of $1.0 million or three times the profit gained, or loss avoided resulting from the Insider’s violation; • A criminal penalty of up to $25.0 million; and/or • The civil penalties may extend personal liability to the company’s directors, officers, and other supervisory personnel if they fail to take appropriate steps to prevent Insider trading. 7 Questions or concerns You should read this Policy carefully. If you have any questions or concerns regarding this Policy, you should contact the Clearing Responsible. APPENDIX I. REQUEST FOR CLEARANCE OF TRADING IN SECURITIES ISSUED BY GOLAR LNG LIMITED To: (the Clearing Responsible) From: (the Window Group Member / other) Date: I, the undersigned, have properly investigated whether there exists Material, Non-Public information related to Golar LNG Limited as defined in the Insider Trading Policy. I request clearance of subscription for/purchase, sale/exchanges of (circle one): Shares Units Options Futures / forwards / or other financial instruments (signature)

Insider Trading Policy Rev: 4 Date: 19/11/2024 Doc ID: ORG 0020 Page: 7 Doc Type: Policies Doc Owner: Chief Financial Officer ©Copyright Golar Management AS. All rights reserved. APPENDIX II. CLEARANCE OF TRADING SECURITIES ISSUED BY GOLAR LNG LIMITED To: (the Window Group Member / other) From: (the Clearing Responsible) Date: Reference is made to your request for clearance dated I hereby inform you that your subscription for/purchase/sale or exchange of the Securities listed in the request have been cleared. The clearance only applies if the transaction thus cleared is concluded within 7 days after the date hereof. If not, a new clearance must be obtained. (signature)

Insider Trading Policy Rev: 4 Date: 19/11/2024 Doc ID: ORG 0020 Page: 8 Doc Type: Policies Doc Owner: Chief Financial Officer ©Copyright Golar Management AS. All rights reserved. APPENDIX III. DENIAL OF REQUEST FOR CLEARANCE OF TRADING IN SECURITIES ISSUED BY GOLAR LNG LIMITED To: (the Window Group Member / other) From: (the Clearing Responsible) Date: Reference is made to your request for clearance dated ___________________________ to the undersigned. I hereby inform you that clearance as requested cannot be granted. (signature)